Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-216976) of Banco Santander (Brasil) S.A. of our report dated March 6 2020 relating to the financial statements and supplemental information and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes
São Paulo, Brazil
March 6 2020

PricewaterhouseCoopers, Av. Francisco Matarazzo, 1400, Torre Torino, São Paulo, SP, Brasil, 05001-903, Caixa Postal 61005,

T: (11) 3674-2000, www.pwc.com.br